Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Fourth Quarter and Full Year Results; Sets Fiscal 2025 Guidance With Double Digit Revenue and Earnings Growth
Full year revenue grew 13 percent, Small Business and Self-Employed Group revenue grew 19 percent

MOUNTAIN VIEW, Calif. - Aug. 22, 2024 - Intuit Inc. (Nasdaq: INTU) the global financial technology platform that makes TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the fourth quarter and full fiscal year 2024, which ended July 31, 2024.
"We delivered very strong results for the fourth quarter and full year, and made meaningful progress with our AI-driven expert platform strategy that positions the company for durable growth in the future," said Sasan Goodarzi, Intuit's chief executive officer. "Our strategy and five Big Bets are solving our customers’ biggest problems as we deliver on our mission to power prosperity for consumers, and small and mid-market businesses."
Financial Highlights
For the full year, Intuit:
•Grew total revenue to $16.3 billion, up 13 percent year-over-year.
•Increased combined platform revenue, which includes the Small Business and Self-Employed Group Online Ecosystem, TurboTax Online and Credit Karma, 14 percent to $12.5 billion.
•Grew Small Business and Self-Employed Group revenue 19 percent and Online Ecosystem revenue 20 percent.

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

•Grew Consumer Group revenue 7 percent to $4.4 billion.
•Increased Credit Karma revenue 5 percent to $1.7 billion.
•Grew GAAP operating income 16 percent to $3.6 billion, including a restructuring charge of $223 million recognized in the fourth quarter related to the organizational changes the company announced in July.
•Increased non-GAAP operating income 16 percent to $6.4 billion.
•Grew GAAP earnings per share 24 percent to $10.43, also including the restructuring charge.
•Increased non-GAAP earnings per share 18 percent to $16.94.
For the fourth quarter, Intuit:
•Grew total revenue 17 percent to $3.2 billion.
•Increased Small Business and Self-Employed Group revenue 20 percent to $2.6 billion and Online Ecosystem revenue 18 percent.
•Grew Credit Karma revenue 14 percent to $485 million.
•Reported Consumer Group revenue of $113 million, down 12 percent.

Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.

Snapshot of Fiscal Year 2024 Full-year Results

GAAP				Non-GAAP
	FY24	FY23	Change	FY24	FY23	Change
Revenue	$16,285	$14,368	13%	$16,285	$14,368	13%
Operating Income	$3,630	$3,141	16%	$6,402	$5,503	16%
Earnings Per Share	$10.43	$8.42	24%	$16.94	$14.40	18%
Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

Snapshot of Fourth-quarter Fiscal Year 2024 Results

GAAP				Non-GAAP
	Q4 FY24	Q4 FY23	Change	Q4 FY24	Q4 FY23	Change
Revenue	$3,184	$2,712	17%	$3,184	$2,712	17%
Operating Income (Loss)	$(151)	$17	NM	$730	$627	16%
Earnings (Loss) Per Share	$(0.07)	$0.32	NM	$1.99	$1.65	21%
NM = Not Meaningful

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
Small Business and Self-Employed Group revenue grew 20 percent for the quarter and 19 percent for the year. Online Ecosystem revenue grew 18 percent for the quarter and 20 percent for the year.
•QuickBooks Online accounting revenue grew 17 percent for the quarter and 19 percent for the year. Growth in the quarter was driven by customer growth, higher effective prices, and mix shift.
•Online services revenue grew 19 percent for the quarter and 21 percent for the year. Growth in the quarter was driven by growth in payments, payroll, capital, and Mailchimp.
•Total international online revenue grew 11 percent for the quarter and 13 percent for the year on a constant currency basis.
In August 2024, Intuit renamed the Small Business and Self-Employed Group to the Global Business Solutions Group. This new name better aligns with the global reach of the Mailchimp and QuickBooks platform, the company's focus on serving both small and mid-market businesses, and its vision to become the end-to-end platform that customers use to grow and run their business.

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

Consumer and ProTax Groups

Consumer Group revenue grew 7 percent for the year to $4.4 billion.
•TurboTax Live revenue grew 17 percent for the year, representing approximately 30 percent of total Consumer Group revenue, and TurboTax Live customers grew 11 percent.
•TurboTax Online units declined 2 percent and total TurboTax units declined 1 percent for the year, due to share loss with customers who pay nothing or have a lower average revenue per return.

TurboTax Federal Unit Data

Units in millions	Season through July 31, 2024	Season through July 31, 2023	Change Year-Over-Year
Desktop Units	4.6	4.5	2%
Online Units	35.4	36.0	(2)%
Total U.S. TurboTax Units	39.9	40.5	(1)%

ProTax Group revenue grew 7 percent for the year.
Credit Karma

Credit Karma revenue grew 5 percent to $1.7 billion for the year. Credit Karma revenue grew 14 percent for the quarter to $485 million, driven by strength in auto insurance, personal loans, credit cards, and Credit Karma Money.
Capital Allocation Summary
The company:
•Reported a total cash and investments balance of approximately $4.1 billion and total debt of $6.0 billion as of July 31.
•Repurchased $2.0 billion of stock during fiscal year 2024. The Board approved a new $3.0 billion repurchase authorization, giving the company a total authorization of $4.9 billion to repurchase shares.
•Received Board approval for a quarterly dividend of $1.04 per share, payable on October 18, 2024. This represents a 16 percent increase versus last year.

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

Forward-looking Guidance
Intuit announced guidance for the full fiscal year 2025. The company expects:
•Revenue of $18.160 billion to $18.347 billion, growth of approximately 12 to 13 percent.
•GAAP operating income of $4.649 billion to $4.724 billion, growth of approximately 28 to 30 percent.
•Non-GAAP operating income of $7.241 billion to $7.316 billion, growth of approximately 13 to 14 percent.
•GAAP diluted earnings per share of $12.34 to $12.54, growth of approximately 18 to 20 percent.
•Non-GAAP diluted earnings per share of $19.16 to $19.36, growth of approximately 13 to 14 percent.
The company expects the following segment revenue results for fiscal year 2025:
•Small Business and Self-Employed Group: growth of 16 to 17 percent. This includes online ecosystem revenue growth of approximately 20 percent, and desktop ecosystem revenue growth in the low single digits.
•Consumer Group: growth of 7 to 8 percent.
•ProTax Group: growth of 3 to 4 percent.
•Credit Karma: growth of 5 to 8 percent.
GAAP guidance reflects an expected $24 million restructuring charge related to the reorganization the company announced in July.
Intuit also announced guidance for the first quarter of fiscal year 2025, which ends Oct. 31. The company expects:
•Revenue growth of approximately 5 to 6 percent, including:
◦Small Business and Self-Employed Group revenue growth of 6 to 7 percent. The company expects online ecosystem revenue growth, the company's growth catalyst, to accelerate to approximately 19 percent in the first quarter of fiscal 2025. The company expects desktop ecosystem revenue to decline approximately 20 percent in the first quarter of fiscal 2025, but return to growth in the second quarter. The first quarter desktop growth outlook reflects changes the company made to its QuickBooks desktop offerings in early fiscal 2024 to complete the

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

transition to a recurring subscription model, including more frequent product updates. The company expects these changes to lower revenue in the first quarter of fiscal 2025 by approximately $160 million. This includes approximately $50 million that was recognized in the first three quarters of fiscal 2024, approximately $60 million recognized in the fourth quarter of fiscal 2024, and approximately $50 million that the company expects to shift from the first quarter of fiscal 2025 to later quarters in fiscal 2025.
◦Credit Karma revenue to grow in the first quarter.
◦Consumer Group and ProTax revenue to decline in the first quarter, as the company laps the period a year ago that included the extended California tax filing deadline.
•GAAP earnings per share of $0.61 to $0.66.
•Non-GAAP diluted earnings per share of $2.33 to $2.38.
GAAP guidance reflects an expected $19 million restructuring charge that the company expects to incur in the first quarter related to the reorganization the company announced in July.

Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Aug. 22. The conference call can be heard live at https://investors.intuit.com/news-events/ir-calendar. Prepared remarks for the call will be available on Intuit’s website after the call ends.
Replay Information
A replay of the conference call will be available for one week by calling 800-938-1595, or 402-220-1544 from international locations. There is no passcode required. The audio webcast will remain available on Intuit’s website for one week after the conference call.
Investor Day 2024
Intuit will host its annual Investor Day on Sept. 26 at 8:00 a.m. Pacific time, at its headquarters in Mountain View, CA and it can be viewed live at https://investors.intuit.com/news-events/ir-calendar. The half-day event will include presentations from Sasan Goodarzi, chief executive officer, Sandeep Aujla, chief financial officer, and other leaders.

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products such as TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements, including expectations regarding: forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2025 and beyond; Intuit’s growth outside the US; timing and growth of revenue from current or future products, features, and services; innovation across our ecosystem; demand for our products; customer growth and retention; average revenue per return and average revenue per customer; Intuit's corporate tax rate; changes to our products, including the impact of AI; the amount and timing of any future dividends or share repurchases; our capital structure; availability of our offerings; our expectations regarding the timing and costs associated with our plan of reorganization (“Plan”); and the impact of acquisitions and strategic decisions on our business; as well as all of the statements under the heading "Forward-looking Guidance."
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking

Intuit Reports Fourth Quarter and Full-year 2024 Earnings

statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty or geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons receiving this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to develop, deploy and use artificial intelligence in our platform and products; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our ESG and DEI practices; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to public policy, laws or regulations affecting our businesses; legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings; our ability to realize the anticipated benefits of the Plan; risks related to the preliminary nature of the estimate of the charges to be incurred in connection with Plan, which is subject to change; and risks related to any delays in the timing for implementing the Plan or potential disruptions to our business or operations as we execute on the Plan. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2023 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. First quarter and full-year fiscal 2025 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023

Net revenue:
Service	$2,670	$2,340	$13,861	$12,317
Product and other	514	372	2,424	2,051
Total net revenue	3,184	2,712	16,285	14,368
Costs and expenses:
Cost of revenue:
Cost of service revenue	733	656	3,250	2,908
Cost of product and other revenue	14	16	69	72
Amortization of acquired technology	36	41	146	163
Selling and marketing	1,104	840	4,312	3,762
Research and development	725	680	2,754	2,539
General and administrative	377	341	1,418	1,300
Amortization of other acquired intangible assets	123	121	483	483
Restructuring	223	—	223	—
Total costs and expenses [A]	3,335	2,695	12,655	11,227
Operating income (loss)	(151)	17	3,630	3,141
Interest expense	(60)	(68)	(242)	(248)
Interest and other income, net	71	46	162	96
Income (loss) before income taxes	(140)	(5)	3,550	2,989
Income tax provision (benefit) [B]	(120)	(94)	587	605
Net income (loss)	$(20)	$89	$2,963	$2,384

Basic net income (loss) per share	$(0.07)	$0.32	$10.58	$8.49
Shares used in basic per share calculations	280	280	280	281

Diluted net income (loss) per share	$(0.07)	$0.32	$10.43	$8.42
Shares used in diluted per share calculations	280	283	284	283

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income (loss) for the periods shown.

	Three Months Ended		Twelve Months Ended
(In millions)	July 31, 2024	July 31, 2023	July 31, 2024	July 31, 2023
Cost of revenue	$102	$83	$402	$374
Selling and marketing	137	119	506	429
Research and development	161	148	639	532
General and administrative	94	98	368	377
Restructuring	25	—	25	—
Total share-based compensation expense	$519	$448	$1,940	$1,712
[B]We recognized excess tax benefits on share-based compensation of $183 million in our provision for income taxes for the twelve months ended July 31, 2024 and $32 million for the twelve months ended July 31, 2023.
Our effective tax rate for the twelve months ended July 31, 2024 was approximately 17%. Excluding certain tax benefits primarily related to share-based compensation, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
Our effective tax rate for the twelve months ended July 31, 2023 was approximately 20%. Excluding tax benefits related to share-based compensation and a transfer of certain intangible assets during the three months ended July 31, 2023 from our United Kingdom subsidiary to the United States, our effective tax rate was approximately 24%. This rate differed from the federal statutory rate of 21% primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$307	$369	$3,105	$(151)	$3,630
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Non-GAAP operating income (loss)	$960	$1,000	$3,712	$730	$6,402

GAAP net income (loss)	$241	$353	$2,389	$(20)	$2,963
Amortization of acquired technology	38	36	36	36	146
Amortization of other acquired intangible assets	120	120	120	123	483
Restructuring [A]	—	—	—	223	223
Professional fees for business combinations	—	—	—	5	5
Share-based compensation expense	495	475	451	494	1,915
Net (gain) loss on debt securities and other investments	1	(3)	1	1	—
Loss on disposal of a business	1	—	9	(1)	9
Income tax effects and adjustments [B]	(198)	(235)	(202)	(298)	(933)
Non-GAAP net income (loss)	$698	$746	$2,804	$563	$4,811

GAAP diluted net income (loss) per share	$0.85	$1.25	$8.42	$(0.07)	$10.43
Amortization of acquired technology	0.13	0.13	0.13	0.13	0.51
Amortization of other acquired intangible assets	0.42	0.42	0.42	0.43	1.70
Restructuring [A]	—	—	—	0.79	0.79
Professional fees for business combinations	—	—	—	0.02	0.02
Share-based compensation expense	1.75	1.67	1.59	1.74	6.75
Net (gain) loss on debt securities and other investments	0.01	(0.01)	—	—	—
Loss on disposal of a business	0.01	—	0.03	—	0.03
Income tax effects and adjustments [B]	(0.70)	(0.83)	(0.71)	(1.05)	(3.29)
Non-GAAP diluted net income (loss) per share	$2.47	$2.63	$9.88	$1.99	$16.94

Shares used in GAAP diluted per share calculations	283	284	284	280	284

Shares used in non-GAAP diluted per share calculations	283	284	284	283	284
[A] Restructuring charges for the three and twelve months ended July 31, 2024 includes $25 million in share-based compensation expense. See "About Non-GAAP Financial Measures" for further information on restructuring charges.
[B]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$76	$270	$2,778	$17	$3,141
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Non-GAAP operating income (loss)	$662	$856	$3,358	$627	$5,503

GAAP net income (loss)	$40	$168	$2,087	$89	$2,384
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Net (gain) loss on debt securities and other investments	—	2	6	1	9
Loss on disposal of a business	—	—	—	8	8
Income tax effects and adjustments [A]	(156)	(136)	(150)	(241)	(683)
Non-GAAP net income (loss)	$470	$620	$2,523	$467	$4,080

GAAP diluted net income (loss) per share	$0.14	$0.60	$7.38	$0.32	$8.42
Amortization of acquired technology	0.14	0.14	0.14	0.14	0.57
Amortization of other acquired intangible assets	0.43	0.43	0.43	0.43	1.71
Professional fees for business combinations	0.01	—	—	—	0.01
Share-based compensation expense	1.49	1.50	1.48	1.58	6.05
Net (gain) loss on debt securities and other investments	—	0.01	0.02	—	0.03
Loss on disposal of a business	—	—	—	0.03	0.03
Income tax effects and adjustments [A]	(0.55)	(0.48)	(0.53)	(0.85)	(2.42)
Non-GAAP diluted net income (loss) per share	$1.66	$2.20	$8.92	$1.65	$14.40

Shares used in GAAP diluted per share calculations	284	282	283	283	283

Shares used in non-GAAP diluted per share calculations	284	282	283	283	283
[A]        As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31, 2024	July 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$3,609	$2,848
Investments	465	814
Accounts receivable, net	457	405
Notes receivable held for investment, net	779	687
Notes receivable held for sale	3	—
Income taxes receivable	78	29
Prepaid expenses and other current assets	366	354
Current assets before funds receivable and amounts held for customers	5,757	5,137
Funds receivable and amounts held for customers	3,921	420
Total current assets	9,678	5,557

Long-term investments	131	105
Property and equipment, net	1,009	969
Operating lease right-of-use assets	411	469
Goodwill	13,844	13,780
Acquired intangible assets, net	5,820	6,419
Long-term deferred income tax assets	698	64
Other assets	541	417
Total assets	$32,132	$27,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$499	$—
Accounts payable	721	638
Accrued compensation and related liabilities	921	665
Deferred revenue	872	921
Income taxes payable	8	698
Other current liabilities	549	448
Current liabilities before funds payable and amounts due to customers	3,570	3,370
Funds payable and amounts due to customers	3,921	420
Total current liabilities	7,491	3,790

Long-term debt	5,539	6,120
Operating lease liabilities	458	480
Other long-term obligations	208	121
Total liabilities	13,696	10,511

Stockholders’ equity	18,436	17,269
Total liabilities and stockholders’ equity	$32,132	$27,780

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31, 2024	July 31, 2023
Cash flows from operating activities:
Net income	$2,963	$2,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	159	160
Amortization of acquired intangible assets	630	646
Non-cash operating lease cost	81	90
Share-based compensation expense	1,940	1,712
Deferred income taxes	(554)	(628)
Other	92	81
Total adjustments	2,348	2,061
Originations and purchases of loans held for sale	(96)	—
Sales and principal repayments of loans held for sale	98	—
Changes in operating assets and liabilities:
Accounts receivable	(52)	42
Income taxes receivable	(48)	64
Prepaid expenses and other assets	(30)	(75)
Accounts payable	133	(97)
Accrued compensation and related liabilities	257	88
Deferred revenue	(49)	111
Operating lease liabilities	(71)	(81)
Income taxes payable	(691)	690
Other liabilities	122	(141)
Total changes in operating assets and liabilities	(429)	601
Net cash provided by operating activities	4,884	5,046
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(780)	(1,015)
Sales of corporate and customer fund investments	526	240
Maturities of corporate and customer fund investments	676	449
Purchases of property and equipment	(250)	(260)
Acquisitions of businesses, net of cash acquired	(83)	(33)
Originations and purchases of loans held for investment	(2,538)	(1,983)
Sales of loans originally classified as held for investment	234	—
Principal repayments of loans held for investment	2,068	1,727
Other	(80)	(47)
Net cash used in investing activities	(227)	(922)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	3,956	—
Repayments of debt	(4,200)	(1,009)
Proceeds from borrowings under unsecured revolving credit facility	100	—
Repayments on borrowings under unsecured revolving credit facility	(100)	—
Proceeds from borrowings under secured revolving credit facilities	180	222
Repayments on borrowings under secured revolving credit facilities	(25)	(23)
Proceeds from issuance of stock under employee stock plans	282	228
Payments for employee taxes withheld upon vesting of restricted stock units	(1,002)	(633)
Cash paid for purchases of treasury stock	(1,988)	(1,967)
Dividends and dividend rights paid	(1,034)	(889)
Net change in funds receivable and funds payable and amounts due to customers	3,436	(197)
Other	(2)	(1)
Net cash used in financing activities	(397)	(4,269)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(13)	—
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	4,247	(145)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,852	2,997
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$7,099	$2,852

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the consolidated balance sheets to the total amounts reported on the consolidated statements of cash flows
Cash and cash equivalents	$3,609	$2,848
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	3,490	4
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$7,099	$2,852

Supplemental disclosure of cash flow information:
Interest paid	$200	$272
Income taxes paid	$1,881	$484

Supplemental schedule of non-cash investing activities:
Transfers of loans originated or purchased as held for investment to held for sale	$231	$—

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending October 31, 2024
Revenue	$3,114	$3,145	$—		$3,114	$3,145
Operating income	$231	$251	$653	[a]	$884	$904
Diluted earnings per share	$0.61	$0.66	$1.72	[b]	$2.33	$2.38

Twelve Months Ending July 31, 2025
Revenue	$18,160	$18,347	$—		$18,160	$18,347
Operating income	$4,649	$4,724	$2,592	[c]	$7,241	$7,316
Diluted earnings per share	$12.34	$12.54	$6.82	[d]	$19.16	$19.36
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $477 million; amortization of acquired technology of approximately $37 million; amortization of other acquired intangible assets of approximately $120 million; and restructuring charges of approximately $19 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.9 billion; amortization of acquired technology of approximately $148 million; amortization of other acquired intangible assets of approximately $482 million; and restructuring charges of approximately $24 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 22, 2024 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Beginning with the fourth quarter of fiscal 2024, we exclude from our non-GAAP measures restructuring charges, as described below. There were no restructuring charges in any prior period presented.

We exclude the following items from all of our non-GAAP financial measures:
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Restructuring charges
•Share-based compensation expense
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:
•Gains and losses on debt securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, restructuring, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists and trade names.

Restructuring charges. This consists of costs incurred as a direct result of discrete strategic restructuring actions, including, but not limited to severance and other one-time termination benefits, and other costs, which are different in terms of size, strategic nature, and frequency than ongoing productivity and business improvements.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal 2024 and fiscal 2025. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix, or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.